AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1996
                                                  REGISTRATION STATEMENT NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              CONTAINING A REOFFER
                             PROSPECTUS ON FORM S-3

                           ------------------------

                            CYBEX COMPUTER PRODUCTS
                                  CORPORATION
             (Exact name of registrant as specified in its charter)

           ALABAMA                                    3577                                  63-0801728
  (State or other jurisdiction                 (Primary Standard                          (I.R.S. Employer
of incorporation or organization)    Industrial Classification Code Number)             Identification Number)

                              4912 RESEARCH DRIVE
                           HUNTSVILLE, ALABAMA  35805
                                 (205) 430-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              -------------------

                              STEPHEN F. THORNTON
                      CHAIRMAN OF THE BOARD OF DIRECTORS,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              4912 RESEARCH DRIVE
                           HUNTSVILLE, ALABAMA  35805
                                 (205) 430-4000

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------

                          Copies of Communications To:
                              JOHN H. COOPER, ESQ.
                             SIROTE & PERMUTT, P.C.
                          2222 ARLINGTON AVENUE SOUTH
                        BIRMINGHAM, ALABAMA  35255-5727
                              TEL: (205) 930-5108
                              FAX: (205) 930-5301

   This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission and sales of the registered securities will thereafter be effected upon option exercises under the Company's 1989 Employee Incentive Stock Option Plan (the "1989 Plan"), the 1995 Employee Stock Option Plan (the "1995 Plan"), the Directors' Compensation Equity Program (the "Directors' Equity Program"), and the 1995 Outside Directors Stock Option Plan (the "Outside Directors Plan") (collectively the "Plans"), of which 183,275 shares of Common Stock are available for future grants under the Plans.

                              -------------------

                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
             TO BE REGISTERED            REGISTERED          SHARE(1)              PRICE          REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------
      Common Stock.  $.001 par value     183,275 shares(2)   $14.50(3)          $ 2,657,488(3)         $916.38
- ------------------------------------------------------------------------------------------------------------------
      Common Stock.  $.001 par value     475,125 shares(4)   $14.50(5)          $ 6,889,313(5)       $2,375.63
- ------------------------------------------------------------------------------------------------------------------
      Common Stock.  $.001 par value     136,125 shares(6)   $16.44(7)          $ 2,237,895(7)         $771.69
- ------------------------------------------------------------------------------------------------------------------
      Total                              794,525 shares                         $11,784,696          $4,063.70
=================================================================================================================

   (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided into three subtotals.
   (2) Of this amount, 142,025 shares are issuable upon exercise of options not yet granted under the 1995 Plan, and 41,250 shares are issuable upon exercise of options not yet granted under the Outside Directors Plan.
   (3) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the last sale price of the Common Stock on the Nasdaq Stock Market on August 27, 1996, given that the price at which options to be granted in the future may be exercised is not currently determinable.
   (4) Of this amount, 241,875 shares and 130,500 shares represent shares previously issued under the 1989 Plan and the Directors' Equity Program, respectively, and 46,125 shares, 5,000 shares, 50,625 shares and 1,000 shares represent outstanding options currently exercisable under the 1989 Plan, the 1995 Plan, the Directors' Equity Program and the Outside Directors Plan, respectively.
   (5) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based upon the last sale price of the Common Stock on the Nasdaq Stock Market on August 27, 1996.
   (6) Of this amount, 27,000 shares, 95,125 shares and 14,000 shares are issuable upon the exercise of presently outstanding options issued but not yet exercisable under the 1989 Plan, the 1995 Plan and the Outside Directors Plan, respectively.
   (7) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the weighted average exercise price at which the options whose exercise will result in the issuance of the shares being registered may be exercised.


   Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   The information required by Part I is included in documents that will be sent or given to the Participants in the Restated 1989 Cybex Computer Products Corporation Employee Incentive Stock Option Plan, the Cybex Computer Products Corporation 1995 Employee Stock Option Plan, the Directors' Compensation Equity Program, and the Cybex Computer Products Corporation 1995 Outside Directors Stock Option Plan pursuant to Rule 428(b) and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                                   PROSPECTUS


                                 [LOGO CYBEX]


                475,125 Shares of Common Stock, $0.001 par value

         This Prospectus relates to the resale of up to 475,125 shares ("the Shares") of common stock (the "Common Stock"), $.001 par value per share of Cybex Computer Products Corporation, an Alabama corporation ("Cybex" or the "Company") which may be offered hereby from time to time by any or all of the selling stockholders named herein (the "Selling Stockholders") for their own benefit. The Common Stock of the Company is quoted on the National Association of Dealers Automatic Quotation System ("Nasdaq") National Market. None of the Shares offered pursuant to this Prospectus have been registered under the Securities Act of 1933, as amended, prior to the filing of the Registration Statement of which this Prospectus is a part.

                          -------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                          -------------------------

============================================================================================================
                                                      Underwriting Discounts and      Proceeds to Issuer or
                             Price to Public                 Commissions                  Other Persons
- ------------------------------------------------------------------------------------------------------------
 Total                              *                             *                             *
============================================================================================================


         The Shares may be offered and sold by the Selling Stockholders directly or through broker-dealers designated from time to time. The Shares may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Stockholder, or to a broker-dealer acting as principal. In addition to sales under this Prospectus, the Selling Stockholders may also effect sales of the Shares covered by this Prospectus pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act"). These securities will be sold at market prices prevailing at the time of sale or at negotiated prices. All of the foregoing transactions will be made without payment of any underwriting commissions or discounts, other than the customary brokers' fees normally paid in connection with such transactions. The basis upon which the registration fee was calculated was $14.00, the last sale price per share of the Common Stock on the Nasdaq National Market on August 21, 1996. With respect to expenses of issuance and distribution, the Company will pay the costs of preparation, reproduction and distribution of this Prospectus and any Registration Statement containing this Prospectus, any filing fee set forth in such Registration Statement and any related accountants' fees and expenses (all of which individually and in total are expected to be minimal) and the Selling Stockholders will bear other such expenses, if any, none of which are presently susceptible of reasonable estimation. The Company will receive no proceeds from the sale of these securities pursuant to this Prospectus.

         This Prospectus also relates to such additional shares as may be issued to the Selling Stockholders because of future stock dividends in or stock distributions, stock splits or similar capital readjustments made with respect to the Shares.

         The Shares have not been registered for sale under the securities law of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

                         ----------------------------

                The date of this Prospectus is August 28, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information (including the Registration Statement containing this Prospectus) with the Securities and Exchange Commission (the "Commission"), all of which may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048 and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

         The Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission pursuant to the Act. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which can be inspected at, or obtained at prescribed rates from, the Public Reference Section of the Commission at the address above set forth. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. Additional updating information with respect to the Company may be provided in the future by means of appendices, or supplements, to this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such persons, a copy of any and all of the information that has been incorporated by reference in this Prospectus and any Registration Statement containing this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus and any Registration Statement containing this Prospectus incorporates). Such requests should be made to Doyle C. Weeks, Vice President-Finance, Chief Financial Officer and Treasurer at Cybex Computer Products Corporation, 4912 Research Drive, Huntsville, Alabama 35805 (telephone
(205) 430-4000), which address and telephone number are those of the Company's principal executive offices.

                              SELLING STOCKHOLDERS

         This Prospectus relates to possible sales by Stockholders of the Company of Shares issued in connection with the exercise of options granted under the Company's 1989 Employee Incentive Stock Option Plan (the
"1989 Plan"), the Company's 1995 Employee Stock Option Plan (the "1995 Plan"), the Director's Compensation Equity Program (the "Directors' Equity Program") and under the Company's 1995 Outside Directors Stock Option Plan (the "Outside Directors Plan") (collectively referred to as the "Plans"), and Shares that may be issued upon exercise of vested options granted under the Plans.

         The following table shows the names of the Selling Stockholders who are affiliates of the Company, the number of Shares and percentage of outstanding shares of Common Stock of the Company beneficially owned by each of them as of August 26, 1996, and the number of Shares available for resale hereunder.

                                                                                                Percentage of
                                                          Number of         Number of Shares        Shares
                             Relationship With the   Shares Beneficially   Available for Sale    Outstanding
      Name and Address              Company                  Owned              Hereunder           Owned
============================================================================================================
 R. Byron Driver            Senior Vice President-
                            Operations and Chief
                            Operating Officer             61,925(1)              61,875                 1.1
 David S. Butler            Director                      115,515(2)             57,875                 2.1
 Oscar L. Pierce            Director                      207,200(3)             61,250                 3.7
 Doyle C. Weeks             Chief Financial               10,900(4)               8,750                 *
                            Officer and Treasurer
- ----------------------------------

*   less than 1%
(1)Includes 45,000 shares of Common Stock owned directly, 50 shares owned by his spouse and 16,875 shares of Common Stock issuable upon the exercise of outstanding options.
(2)Includes 95,640 shares of Common Stock owned directly, 11,500 shares beneficially owned by a Section 401(k) plan, 1,125 owned by each of his spouse and child, and 6,125 shares issuable upon the exercise of outstanding options.
(3)Includes 161,700 shares of Common Stock owned directly and 45,500 shares issuable upon the exercise of outstanding options.
(4)Includes 500 shares of Common Stock owned directly, 1,650 shares beneficially owned by an individual retirement account and 8,750 shares issuable upon the exercise of outstanding options.

         The following table shows the names of the Selling Stockholders, who are non-affiliate employees and consultants of the Company, the number of Shares and percentage of outstanding shares of Common Stock of the Company beneficially owned by each of them as of August 26, 1996, and the number of Shares available for resale hereunder.


                               Number of Shares         Number of Shares Available     Percentage of Shares
 Name                         Beneficially Owned            for sale Hereunder          Outstanding Owned
=============================================================================================================
 Jeff Clark                       11,250(1)                   11,250                         *

 Terri Coyle                      11,250                      11,250                         *

 Paul Durden                       5,625                       5,625                         *

 Sid Falling                       1,000(2)                    1,000                         *

 Jimmy Henderson                  46,625                      33,750                         *

 David Ligon                      11,250(3)                   11,250                         *

 Thomas Lusk                      22,500                      22,500                         *

 Joe Ritch                        89,662                      63,000                         1.6

 Joe Rosswog                       1,000(4)                    1,000                         *

 Chris Thomas                      1,000(5)                    1,000                         *

 Charles Williams                 22,500                      22,500                         *
- --------------

*less than 1%
(1)Includes 11,250 shares of Common Stock issuable upon the exercise of outstanding options.
(2)Includes 1,000 shares of Common Stock issuable upon the exercise of outstanding options.
(3)Includes 11,250 shares of Common Stock issuable upon the exercise of outstanding options.
(4)Includes 1,000 shares of Common Stock issuable upon the exercise of outstanding options.
(5)Includes 1,000 shares of Common Stock issuable upon the exercise of outstanding options.

                              PLAN OF DISTRIBUTION

                 The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the Shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the time of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

                 Any broker-dealer participating in such transactions as an agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Any broker-dealer may agree with the Selling Stockholders to sell a specified number of Shares at a stipulated price per share, and, to the extent such a broker- dealer is unable to do so acting as an agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time or sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions computed as described above.

                 The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market, has furnished the Selling Stockholders with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Act.

                 Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer of the sale of Shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Act, setting forth the name of the participating broker-dealer(s), the number of Shares involved, the price at which such Shares were sold by the Selling Stockholders, the commission paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

                 Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under that Rule rather than pursuant to this Prospectus.

                 There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                                    EXPERTS

                 The consolidated balance sheets of Cybex Computer Products Corporation as of March 31, 1995 and 1996 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended March 31, 1996, incorporated by reference in Cybex Computer Products Corporation's annual report on Form 10-K filed with the Securities and Exchange Commission on June 27, 1996, pursuant to Rule 13(a) or 15(d) of the Exchange Act, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of Coopers & Lybrand L.L.P. given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

                 The validity of the Shares of Common Stock offered hereby will be passed upon for the Company by Sirote & Permutt, P.C., Birmingham, Alabama.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

                 The following documents listed in (a) through (d) below are incorporated by reference in this Prospectus.

                 (a) The Company's prospectus filed pursuant to Rule 424(b) of the Act in connection with the Company's initial public offering of common stock, the Registration Statement (No. 33-93124) on Form S-1.

                 (b) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Exchange Act including any amendment or reports filed for the purpose of updating such description.

                 (c) The Company's latest annual report filed with the Commission on Form 10-K on June 27, 1996 filed pursuant to Section 13(a) and 15(d) of the Exchange Act which contains the financial statements for the Company's latest fiscal year.

                 (d)      All other reports filed by the Company pursuant to
                          Section 13(a) or 15(d) of the Exchange Act since June 27, 1996.

                 (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                                INDEMNIFICATION

                 Sections 10-2B-8.51 and 10-2B-8.56 of the Alabama Business Corporation Act (the "ABCA"), allow indemnification by a corporation, under certain circumstances, of any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, that such person acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his or her official capacity with the corporation, in its best interests, and, in all other cases, in or not opposed to its best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation also has the power under Section 10-2B-8.57 of the ABCA to purchase and maintain indemnity insurance against such threatened, pending or completed claim, action, suit or proceeding on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                 Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     -----------------------------------

                 No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                 This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which this Prospectus relates or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

                                    PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

                 Cybex Computer Products Corporation ("Cybex" or the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange
Commission:

                 (a)     The Company's Prospectus filed pursuant to
Rule 424(b) of the Act in connection with the Company's initial public offering of common stock, the Registration Statement (No. 33-93124) on Form S-1.

                 (b) The Company's latest annual Report filed with the Commission on Form 10-K on June 27, 1996 pursuant to Section 13(a) and 15(d) of the Exchange Act which contains financial statements for the Company's latest fiscal year.

                 (c)     All other reports filed pursuant to Section
13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended March 31, 1996.

                 (d)     All documents subsequently filed by the
Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                 Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed documents which is also incorporated by reference herein) modified or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS & COUNSEL

         Not applicable.

         ITEM 6. INDEMNIFICATION OF DIRECTORS & OFFICERS

         Sections 10-2B-8.51 and 10-2B-8.56 of the Alabama Business Corporation Act (the "ABCA"), allow indemnification by a corporation, under certain circumstances, of any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, that such person acted in good faith and in a manner he reasonably believed to be, in the case of conduct in his or her official capacity with the corporation, in its best interests, and, in all other cases, in or not opposed to its best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation also has the power under
Section 10-2B-8.57 of the ABCA to purchase and maintain indemnity insurance against such threatened, pending or completed claim, action, suit or proceeding on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

         ITEM 8. EXHIBITS

         Exhibit Number             Description of Exhibit
         --------------             ----------------------
             5                      Opinion Re Legality of Shares

             23.1                   Consent of Coopers & Lybrand L.L.P.

             23.2                   Consent of Sirote & Permutt, P.C.
                                    (contained in opinion of counsel filed in Exhibit 5 hereto)

             24                     Power of Attorney (set forth on the signature pages of this
                                    Registration Statement)

             99.1                   Cybex Computer Products Corporation 1995 Outside Directors
                                    Stock Option Plan

             99.2                   Cybex Computer Products Corporation 1995 Employee Stock
                                    Option Plan

             99.3                   1989 Cybex Computer Products Corporation Employee Incentive
                                    Stock Option Plan


         ITEM 9. UNDERTAKINGS

                 A.       The undersigned registrant hereby undertakes:

                          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of the registration
                                           statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in the registration statement.
                                           Notwithstanding the foregoing, any
                                           increase or decrease in volume of
                                           securities offered (if the total
                                           dollar value of securities offered
                                           would not exceed that which was
                                           registered) and any deviation from
                                           the low or high and of the estimated
                                           maximum offering range may be
                                           reflected in the form of prospectus
                                           filed with the Commission pursuant to
                                           Rule 424(b) if, in the aggregate, the
                                           changes in volume and price represent
                                           no more than 20 percent change in the
                                           maximum aggregate offering price set
                                           forth in the "Calculation of
                                           Registration Fee" table in the
                                           effective registration statement; and

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in the registration
                                           statement or any material change to
                                           such information in the registration
                                           statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                 B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or, otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on August 26, 1996.

                                      CYBEX COMPUTER PRODUCTS CORPORATION



                                      BY:  /s/ Stephen F. Thornton
                                         -------------------------------------
                                         Stephen F. Thornton
                                         Chairman of the Board, President and
                                         Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen F. Thornton and Doyle C. Weeks, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                              TITLE                                     DATE
- ---------                                              -----                                     ----
/s/ Stephen F. Thornton
- --------------------------------          Chairman of the Board, President                 August 26, 1996
Stephen F. Thornton                       and Chief Executive Officer
                                          (Principal Executive Officer)


/s/ Doyle C. Weeks
- --------------------------------          Senior Vice President - Finance,                 August 26, 1996
Doyle C. Weeks                            Chief Financial Officer and Treasurer
                                          (Principal Financial and Accounting Officer)


/s/ Remigius G. Shatas
- --------------------------------          Senior Vice President and Chief Technical        August 26, 1996
Remigius G. Shatas                        Officer, Secretary and Director


/s/ Oscar L. Pierce
- --------------------------------          Director                                         August 20, 1996
Oscar L. Pierce


/s/ David S. Butler
- --------------------------------          Director                                         August 26, 1996
David S. Butler


/s/ Douglas E. Pritchett
- --------------------------------          Director                                         August 20, 1996
Douglas E. Pritchett





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